RANGER PREDECESSOR

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2013

Ranger Predecessor

Table of Contents

Ranger Predecessor
Condensed Consolidated Statement of Operations
For the Three Months Ended March 31, 2013
(Unaudited)
(Dollars in thousands)

Revenues		
Resident fee income	$	23,610
Total revenues		23,610
Expenses		
Interest expense		3,667
Operating expenses		15,994
Depreciation and amortization		2,755
Total expenses		22,416
Income from operations		1,194
Benefit (provision) for income taxes		469
Net income	$	1,663

See accompanying notes to the unaudited condensed consolidated financial statements.

Ranger Predecessor
Condensed Consolidated Statement of Changes in Members' Equity (Deficit)
(Unaudited)
(Dollars in thousands)

Balance as of January 1, 2013	$	(24,644)
Distributions		(1,822)
Net income		1,663
Balance as of March 31, 2013	$	(24,803)

See accompanying notes to the unaudited condensed consolidated financial statements.

Ranger Predecessor
Condensed Consolidated Statement of Cash Flow
For the Three Months Ended March 31, 2013
(Unaudited)
(Dollars in thousands)

Cash flows from operating activities		
Net income	$	1,663
Adjustments to reconcile net income to net cash provided by operating activities:		
Depreciation and amortization		2,755
Amortization of deferred financing costs		680
Changes in assets and liabilities:		
Changes in restricted cash		833
Receivables		(429)
Other assets		(983)
Accounts payable and accrued expenses		(2,408)
Net cash provided by operating activities		2,111
Cash flows from investing activities:		
Improvements of operating real estate		(300)
Net cash used in investing activities		(300)
Cash flows from financing activities:		
Repayments of mortgages and other notes		(1,259)
Distributions		(1,822)
Net cash used in financing activities		(3,081)
Net decrease in cash and cash equivalents		(1,270)
Cash and cash equivalents, beginning of period		3,724
Cash and cash equivalents, end of period	$	2,454
Supplemental disclosure of cash flow information:		
Cash paid for interest	$	2,991

See accompanying notes to the unaudited condensed consolidated financial statements.

Ranger Predecessor
Notes to Condensed Consolidated Financial Statements
(Unaudited)

1. Formation and Organization

The Ranger Predecessor ("Ranger" or "Company") portfolio is comprised of 36 properties and was part of an equity and asset acquisition from LSREF Golden Investments, LLC ("Golden") on June 28, 2013. Refer to Note 8. The portfolio owns and operates each of these facilities, engaging several third party companies to manage the operations.

2. Summary of Significant Accounting Policies

Basis of Accounting and Quarterly Presentation

The accompanying unaudited consolidated financial statements and related notes of the Company have been prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP") for interim financial reporting and the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, certain information and note disclosures normally included in the consolidated financial statements prepared under U.S. GAAP have been condensed or omitted. In the opinion of management, all adjustments considered necessary for a fair presentation of the Company's financial position, results of operations and cash flows have been included and are of a normal and recurring nature. The operating results presented for interim periods are not necessarily indicative of the results that may be expected for any other interim period or for the entire year. These consolidated financial statements should be read in conjunction with the Company's consolidated financial statements and notes thereto included in "Financial Statements" of this form 8-K/A.

Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that could affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could materially differ from those estimates and assumptions.

Operating Real Estate

Operating real estate is carried at historical cost less accumulated depreciation. Ordinary repairs and maintenance are expensed as incurred. Major replacements and betterments which improve or extend the life of the asset are capitalized and depreciated over their useful life.

Operating real estate is depreciated using the straight-line method over the estimated useful lives of the assets, summarized as follows:

Category:	Term:
Buildings and improvements	30 years
Land improvements	15 years
Furniture, fixtures and equipment	5 to 7 years

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Cash and cash equivalents may at times exceed the Federal Deposit Insurance Corporation deposit insurance limit of $250,000 per institution. The Company mitigates credit risk by placing cash and cash equivalents with major financial institutions. To date, the Company has not experienced any losses on cash and cash equivalents.

Restricted Cash

Restricted cash consists of mortgage escrow balances required under the borrowing agreements for taxes, insurance capital expenditures. The Company mitigates its risk by placing restricted cash with major financial institutions.

Deferred Costs

Deferred costs include deferred financing costs and deferred lease costs. Deferred financing costs represent commitment fees, legal and other third-party costs associated with obtaining financing. These costs are amortized to interest expense over the term of the financing using the straight-line method, which approximates the effective interest rate method. Unamortized deferred financing costs are expensed when the associated borrowing is refinanced or repaid before maturity. Costs incurred in seeking financing transactions, which do not close, are expensed in the period such financing transaction was terminated.

Revenue Recognition

Resident fees from operating real estate includes charges for basic rent and program services at varying levels of care which may include housekeeping, insurance, laundry facilities, maintenance services, meals, property taxes, security monitoring, transportation, use of common areas and utilities. The leases are for fixed short terms and generally provide for annual rentals.

Fair Value

The Company follows fair value guidance in accordance with U.S. GAAP to account for its financial instruments. The Company categorizes its financial instruments, based on the priority of the inputs to the valuation technique, into a three-level fair value hierarchy. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

Financial assets and liabilities are categorized based on the inputs to the valuation techniques as follows:

Level 1. Quoted prices for identical assets or liabilities in an active market.

Level 2. Financial assets and liabilities whose values are based on the following:

- a) Quoted prices for similar assets or liabilities in active markets.
- b) Quoted prices for identical or similar assets or liabilities in non-active markets.
- c) Pricing models whose inputs are observable for substantially the full term of the asset or liability.
- d) Pricing models whose inputs are derived principally from or corroborated by observable market data for substantially the full term of the asset or liability.

Level 3. Prices or valuation techniques based on inputs that are both unobservable and significant to the overall fair value measurement.

Impairment

The Company's operating real estate is reviewed on an annual basis, or more frequently as necessary, to assess whether there are any indicators that the value of its operating real estate may be impaired or that its carrying value may not be recoverable. A property's value is considered impaired if the Company's estimate of the aggregate future undiscounted cash flows to be generated by the property is less than the carrying value of the property. In conducting this review, the Company considers U.S. macroeconomic factors, including real estate sector conditions, together with asset specific and other factors. To the extent an impairment has occurred, the loss will be measured as the excess of the carrying amount of the property over the estimated fair value of the property. The Company did not record impairment on real estate for the three months ended March 31, 2013.

Credit Losses

Amounts due from residents are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to trade accounts receivable. Based upon information available to the Company, management believes the immaterial allowance is adequate as of March 31, 2013.

Income Taxes

The Company includes properties that are owned by companies elected to be taxed as real estate investment trusts ("REITs") for U.S. Federal tax purposes under sections 856 through 860 of the Internal Revenue Code. A REIT is generally not subject to Federal income taxes provided it continues to satisfy certain requirements concerning its sources of income, the nature of its assets, the amounts distributed to its shareholders and the ownership of its shares. If it fails to qualify as a REIT in any taxable year, it may be subject to Federal income tax. Each of the REIT subsidiaries owns one or more operating companies that have elected to be taxable REIT subsidiaries ("TRS") which are taxed as U.S. Corporations for Federal income tax purposes.

The operating companies are TRS entities and are taxed as corporations. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The guidance also addresses how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements and requires the accounting and disclosure of tax positions taken or expected to be taken in the course of preparing the Company's tax returns to determine whether the tax positions are "more likely than not" of being sustained by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax benefit or expense in the current year. Management is required to analyze all open tax years, as defined by the statute of limitation, for all major jurisdictions, which includes federal and certain states. The Company has no examinations in progress and none are known at this time. As of March 31, 2013, management of the Company has reviewed all open tax years, 2010 to 2012, and major jurisdictions and concluded that there is no impact to the Company's consolidated financial positions. There is no tax liability resulting from unrecognized tax benefits relating to uncertain income tax positions taken or expected to be taken in future tax returns.

3. Operating Real Estate

The following table presents operating real estate, net as of March 31, 2013 (dollars in thousands):

		March 31, 2013
Land	$	19,075
Land improvements		84
Building and improvements		239,487
Equipment		13,791
		272,437
Accumulated depreciation		(43,139)
	$	229,298

Depreciation expense for the three months ended March 31, 2013 was $2.8 million.

4. Borrowings

The following table summarizes the Company's borrowings as of March 31, 2013 (dollars in thousands):

	Final Stated Maturity	Contractual Interest Rate		Principal Amount
Mortgage payable 1	Nov-14	Fixed Rate 4.40%	$	226,741
Mortgage payable 2	Nov-14	Fixed Rate 5.70%		33,743
Total borrowings			$	260,484

Scheduled principal payments as of March 31, 2013 are as follows (dollars in thousands):

April 1, 2013 to December 31, 2013	$	3,724
2014		256,760
	$	260,484

Mortgage payable 1 is cross-collateralized and secured by 30 operating communities. The loan requires monthly interest and principal payments based on a 25-year amortization schedule, with all unpaid principal and interest due at maturity in November 2014. Mortgage payable 2 is cross collateralized with 6 operating communities and has the same amortization and servicing requirements as Mortgage payable 1. As of March 31, 2013, the Company believes it is in compliance with all of its financial covenants.

5. Related Party Transactions

Hudson Americas LLC, an affiliate of Golden, provides asset management services to the Company and earns an asset management fee between 0.25% - .50% of assets per annum as defined by the asset management agreement. Total fees incurred for the three months ended March 31, 2013 were $0.1 million and were recorded in operating expenses on the consolidated statement of operations.

6. Income Taxes

The Company accounts for income taxes using the asset and liability method to compute the differences between the tax basis of assets and liabilities and the related financial amounts, using currently enacted tax rates. The consolidated financial statements include various entities, some of which are not subject to tax, including REITs and LLCs filing as partnerships and disregarded entities for tax purposes. The provision for income taxes includes only those TRS entities subject to income tax as a U.S. corporation. Taxable income related to the TRS entities for the three months ended March 31, 2013 was approximately $0.7 million. The accompanying consolidated statement of operations reflect the consolidated income tax provision and deferred tax balances of the Company.

The following table summarizes the Company's income tax provision (benefit) for the three months ended March 31, 2013 (dollars in thousands):

Current	$	22
Deferred		(491)
Total	$	(469)

The following table summarizes the Company's significant items that make up deferred tax assets and liabilities (dollars in thousands):

Current deferred tax assets		
Allowance for bad debt	$	57
Advance rent received		248
Accrued vacation pay		163
Total current deferred tax assets		468
Non-current deferred tax assets		
Net operating loss		5,604
Depreciation and amortization		23
Total non-current deferred tax assets		5,627
Net deferred tax asset before valuation allowance		6,095
Valuation allowance		(5,604)
Net deferred tax asset	$	491

Due to the effect of section 382 of the Internal Revenue Code of 1986 and similar state provisions created by the ownership change at June 28, 2013, and ownership changes that are expected to occur in the future, the Company

attributes no value to any net operating loss.

7. Commitments and Contingencies

The Company is involved in various litigation matters arising in the ordinary course of its business. Although the Company is unable to predict with certainty the eventual outcome of any litigation, in the opinion of management, the legal proceedings are not expected to have a material adverse effect on the Company's financial position or results of operations.

8. Subsequent Events

On June 28, 2013, the Company was sold to FC Ranger, LLC for $376.0 million.

The acquisition from five REIT holding companies and their TRS subsidiaries, which liquidated on September 30, 2013, included 30 properties while six of the facilities were part of an asset acquisition that also included the operations.

The Company has evaluated events and transactions that may have occurred since March 31, 2013 through July 16, 2014, the date the consolidated financial statements were available for issuance. Management has determined that, other than as noted above, there are no other material events that would require disclosure in the Company's consolidated financial statements.